Exhibit (h)(vii)(B)

APPENDIX A

Operating Expense Limitation Agreement

Direxion Shares ETF Trust

Rafferty Asset Management, LLC has contractually agreed to cap all or a portion of its management fee and/or reimburse each Fund for Other Expenses through September 1, 2020, to the extent that a Fund’s Total Annual Fund Operating Expenses exceeds a Fund’s daily net assets as listed below.

ACTIVELY MANAGED FUNDS

Direxion Auspice Broad Commodity Strategy ETF	0.70%
Direxion Bitcoin Shares	0.95%

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares	0.35%
Direxion All Cap Insider Sentiment Shares	0.59%
Direxion Zacks MLP High Income Index Shares	0.65%
Direxion Factor Dog ETF	0.35%

150/50 FUNDS

Direxion Russell 1000® Value Over Growth ETF	0.45%
Direxion Russell 1000® Growth Over Value ETF	0.45%
Direxion Russell Large Over Small Cap ETF	0.45%
Direxion Russell Small Over Large Cap ETF	0.45%
Direxion MSCI USA Cyclical Over Defensive ETF	0.45%
Direxion MSCI USA Defensive Over Cyclical ETF	0.45%
Direxion MSCI Emerging Over Developed Markets ETF	0.45%
Direxion MSCI Developed Over Emerging Markets ETF	0.45%
Direxion FTSE/Russell International Over US ETF	0.45%
Direxion FTSE/Russell US Over International ETF	0.45%

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares	0.45%
Direxion Daily 20+ Year Treasury Bear 1X Shares	0.45%
Direxion Daily S&P 500® Bear 1X Shares	0.45%
Direxion Daily Municipal Bond Taxable Bear 1X Shares	0.45%
Direxion Daily Small Cap Bear 1X Shares	0.45%
Direxion Daily Total Bond Market Bear 1X Shares	0.45%
Direxion Daily CSI 300 China A Share Bear 1X Shares	0.80%
Direxion Daily CSI China Internet Index Bear 1X Shares	0.80%
Direxion Daily MSCI China A Bear 1X Shares	0.80%
Direxion Daily MSCI Real Estate Bear 1X Shares	0.45%

LEVERAGED FUNDS

1.5X Funds

Direxion Factor Dog Bull 1.5X Shares	0.55%

A-1

2X Funds

Direxion Daily S&P 500® Bull 2X Shares	0.60%
Direxion Daily CSI 300 China A Share Bull 2X Shares	0.95%
Direxion Daily Small Cap Bull 2X Shares	0.60%
Direxion Daily CSI China Internet Index Bull 2X Shares	0.95%
Direxion Daily MSCI China A Bull 2X Shares	0.95%
Direxion Daily MSCI European Financials Bull 2X Shares	0.80%
		Direxion Daily High Yield Bear 2X Shares	0.80%
Direxion Daily Dow Jones Internet Bull 2X Shares	0.80%
Direxion Daily Factor Dog Bull 2X Shares	0.80%
Direxion Daily Lithium & Battery Tech Bull 2X Shares	0.80%
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares	0.80%
Direxion Daily Preferred Stock Bull 2X Shares	0.80%
3X Funds
Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.95%	Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.95%
Direxion Daily 20+Year Treasury Bull 3X Shares	0.95%	Direxion Daily 20+Year Treasury Bear 3X Shares	0.95%
Direxion Daily MSCI Brazil Bull 3X Shares	0.95%
Direxion Daily FTSE China Bull 3X Shares	0.95%	Direxion Daily FTSE China Bear 3X Shares	0.95%
Direxion Daily MSCI Developed Markets Bull 3X Shares	0.95%	Direxion MSCI Daily Developed Markets Bear 3X Shares	0.95%
Direxion Daily MSCI Emerging Markets Bull 3X Shares	0.95%	Direxion MSCI Daily Emerging Markets Bear 3X Shares	0.95%
Direxion Daily Energy Bull 3X Shares	0.95%	Direxion Daily Energy Bear 3X Shares	0.95%
Direxion Daily Financial Bull 3X Shares	0.95%	Direxion Daily Financial Bear 3X Shares	0.95%
Direxion Daily Gold Miners Index Bull 3X Shares	0.95%	Direxion Daily Gold Miners Index Bear 3X Shares	0.95%
Direxion Daily Healthcare Bull 3X Shares	0.95%
Direxion Daily MSCI India Bull 3X Shares	0.95%
Direxion Daily Latin America Bull 3X Shares	0.95%
Direxion Daily Mid Cap Bull 3X Shares	0.95%	Direxion Daily Mid Cap Bear 3X Shares	0.95%
Direxion Daily Natural Gas Related Bull 3X Shares	0.95%	Direxion Daily Natural Gas Related Bear 3X Shares	0.95%
Direxion Daily MSCI Real Estate Bull 3X Shares	0.95%	Direxion Daily MSCI Real Estate Bear 3X Shares	0.95%
Direxion Daily Regional Banks Bull 3X Shares	0.95%	Direxion Daily Regional Banks Bear 3X Shares	0.95%
Direxion Daily Retail Bull 3X Shares	0.95%
Direxion Daily Russia Bull 3X Shares	0.95%	Direxion Daily Russia Bear 3X Shares	0.95%
Direxion Daily S&P 500® Bull 3X Shares	0.95%	Direxion Daily S&P 500® Bear 3X Shares	0.95%
Direxion Daily Semiconductor Bull 3X Shares	0.95%	Direxion Daily Semiconductor Bear 3X Shares	0.95%
Direxion Daily Small Cap Bull 3X Shares	0.95%	Direxion Daily Small Cap Bear 3X Shares	0.95%
Direxion Daily MSCI South Korea Bull 3X Shares	0.95%
Direxion Daily Technology Bull 3X Shares	0.95%	Direxion Daily Technology Bear 3X Shares	0.95%

A-2

Direxion Daily Junior Gold Miners Index Bull 3X Shares	0.95%	Direxion Daily Junior Gold Miners Index Bear 3X Shares	0.95%
Direxion Daily FTSE Europe Bull 3X Shares	0.95%
Direxion Daily MSCI Japan Bull 3X Shares	0.95%
Direxion Daily Homebuilders & Supplies Bull 3X Shares	0.95%
Direxion Daily S&P Biotech Bull 3X Shares	0.95%	Direxion Daily S&P Biotech Bear 3X Shares	0.95%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	0.95%	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares	0.95%
Direxion Daily Dow 30 Bull 3X Shares	0.95%	Direxion Daily Dow 30 Bear 3X Shares	0.95%
Direxion Daily Consumer Discretionary Bull 3X Shares	0.95%	Direxion Daily Consumer Discretionary Bear 3X Shares	0.95%
Direxion Daily Consumer Staples Bull 3X Shares	0.95%	Direxion Daily Consumer Staples Bear 3X Shares	0.95%
Direxion Daily Utilities Bull 3X Shares	0.95%	Direxion Daily Utilities Bear 3X Shares	0.95%
Direxion Daily MSCI Canada Bull 3X Shares	0.95%	Direxion Daily MSCI Canada Bear 3X Shares	0.95%
Direxion Daily Aerospace & Defense Bull 3X Shares	0.95%	Direxion Daily Aerospace & Defense Bear 3X Shares	0.95%
Direxion Daily MSCI Mexico Bull 3X Shares	0.95%	Direxion Daily MSCI Mexico Bear 3X Shares	0.95%
Direxion Daily Transportation Bull 3X Shares	0.95%	Direxion Daily Transportation Bear 3X Shares	0.95%
Direxion Daily Industrials Bull 3X Shares	0.95%	Direxion Daily Industrials Bear 3X Shares	0.95%
Direxion Daily Metals & Mining Bull 3X Shares	0.95%	Direxion Daily Metals & Mining Bear 3X Shares	0.95%
Direxion Daily MSCI Italy Bull 3X Shares	0.95%	Direxion Daily MSCI Italy Bear 3X Shares	0.95%
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	0.95%	Direxion Daily Pharmaceutical & Medical Bear 3X Shares	0.95%
Direxion Daily EURO STOXX 50® Bull 3X Shares	0.95%	Direxion Daily EURO STOXX 50® Bear 3X Shares	0.95%
Direxion Daily Dow Jones Internet Bull 3X Shares	0.95%
Direxion Daily Factor Dog Bull 3X Shares	0.95%
Direxion Daily Lithium & Battery Tech Bull 3X Shares	0.95%
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 3X Shares	0.95%
Direxion Daily Preferred Stock Bull 3X Shares	0.95%
Direxion Daily Communications Services Index Bull 3X Shares	0.95%	Direxion Daily Communication Services Bear 3X Shares	0.95%

Last Updated: November 20, 2018

A-3